Boyle CPA, LLC

Certified Public Accountants & Consultants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Upright Assets Allocation Plus Fund and the use of our report dated December 13, 2019 on the financial statements and financial highlights of Upright Assets Allocation Plus Fund.   Such financial statements and financial highlights appear in the 2019 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ Boyle CPA, LLC

Bayville, NJ

February 26, 2020

361 Hopedale Drive SE                                                                     P (732) 822-4427

Bayville, NJ 08721                                                                            F (732) 510-0665